Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES FOURTH QUARTER AND FULL-YEAR FISCAL 2023 RESULTS

●	Announces Two Growth Opportunities: Re-Positioning and Expansion of Donna Karan and New Long-Term License for the Nautica Brand
●	Net Sales of $3.23 Billion for Fiscal Year 2023 Compared to $2.77 Billion Last Year
●	Net Loss of $(133.1) Million for Fiscal Year 2023, or $(2.79) Per Share, Compared to Net Income of $200.6 Million, or $4.05 Per Diluted Share, in the Prior Year. This Year’s Results Include a $291.5 Million, or $6.12 per share, Non-Cash Goodwill Impairment Charge, Net of Tax
●	Non-GAAP Net Income Per Diluted Share of $2.85 for Fiscal Year 2023 Compared to $4.20 Last Year
●	Provides Guidance for First Quarter and Full Fiscal Year 2024

New York, New York – March 16, 2023 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII), a global fashion leader with expertise in design, sourcing, and manufacturing, today announced operating results for the fourth quarter and full fiscal year ended January 31, 2023.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “In fiscal year 2023, we made significant progress on our strategic priorities as we leveraged G-III’s expertise and agility to capture a number of opportunities, despite a challenging environment. We successfully shifted our category focus based on market demand and expanded our brand ownership and global reach with our Karl Lagerfeld acquisition. For fiscal year 2023, we registered net sales of $3.23 billion, up 17% to the prior year and we reported non-GAAP net income per diluted share of $2.85.”

Mr. Goldfarb continued, “We have been directing resources toward several new opportunities and are pleased to announce two new initiatives: the re-positioning and expansion of the Donna Karan brand and a new long-term license with Authentic Brands Group for Nautica. Donna Karan and Nautica are two of the most recognized American lifestyle brands with significant opportunity in the women’s space. Our track record of having successfully grown major brands to more than $3 billion in net sales today, gives us confidence in our ability to unlock the potential of both Donna Karan and Nautica.”

Mr. Goldfarb concluded, “G-III has a proven ability to successfully drive our business forward in an ever-changing landscape, as well as being a partner of choice for brands and retailers. We ended fiscal year 2023 in a strong financial position with approximately $750 million in cash and availability. We remain confident and optimistic about the long-term runway for profitable future growth for G-III.”

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) to non-GAAP net income (loss), GAAP net income (loss) per diluted share to non-GAAP net income (loss) per diluted share and GAAP net income (loss) to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

Results of Operations

Net sales for the fiscal year ended January 31, 2023 increased 16.6% to $3.23 billion from $2.77 billion in the prior year. The Company reported a net loss for the fiscal year of $(133.1) million, or $(2.79) per share, compared to net income of $200.6 million, or $4.05 per diluted share, in the prior year. This year’s results include a $291.5 million non-cash goodwill impairment charge, net of tax, equivalent to $6.12 per share.

Non-GAAP net income per diluted share was $2.85 for this year compared to $4.20 in the same period last year.

Net sales for the fourth quarter ended January 31, 2023 increased 14.2% to $854.4 million from $748.2 million in the prior year’s quarter. The Company reported a net loss for the fourth quarter of $(261.1) million, or $(5.54) per share, compared to net income of $48.4 million, or $0.98 per diluted share, in the prior year’s quarter. This year’s quarterly results include a $291.5 million non-cash goodwill impairment charge, net of tax, equivalent to $6.19 per share.

Non-GAAP net income per diluted share was $0.41 for the fourth quarter of this year compared to $1.06 in the same period last year.

New Developments

Donna Karan

In December 2016, the Company acquired the DKNY and Donna Karan brands, two of the most iconic American fashion brands. The Company initially re-positioned and re-launched DKNY and has successfully grown the brand to approximately $600 million in net sales.

Donna Karan has been a small business to date and the Company is now focused on the re-positioning and expansion of the brand for Spring 2024. The new Donna Karan will be a modern system of dressing created to appeal to a woman’s senses on every level, addressing the full lifestyle needs of a new consumer. It is expected to be distributed in better department stores, digital channels and our own Donna Karan website in North America and internationally.

Recent market research has shown that Donna Karan is widely considered a top fashion brand and is recognized as one of the most famous designer names in American fashion. We believe this indicates that consumer demand exists for the brand. This, along with our success with the DKNY brand, reinforces the opportunity to capture market share.

Nautica

G-III has signed a long-term license with Authentic Brands Group for the Nautica brand in North America. Since being acquired in 2018 by Authentic Brands Group, Nautica’s relevance has expanded globally, and it has become one of their marquee brands. Celebrating its 40-year anniversary, Nautica is available in approximately 1,300 freestanding stores and shop-in-shops globally, along with a strong digital presence across more than 30 countries.

G-III will produce across a number of categories, starting with jeans, which also includes a full range of corresponding product, and then expanding in a phased approach into additional categories including sportswear, suit separates and dresses. The new five-year license agreement, effective beginning in January 2024, includes three extensions, for five years each. First deliveries are expected to hit the floor in January 2024. The product will be distributed in better department stores, digital channels and Nautica stores and website in North America and franchised stores globally. G-III believes that significant opportunity exists in the better women’s apparel space in categories where G-III has strong expertise. The brand joins G-III’s portfolio of some of the largest American brands in the world.

Outlook

The Company today issued guidance for the fiscal year ending January 31, 2024. The Company’s fiscal year 2024 guidance anticipates the expected impact from current levels of inflationary pressure on consumers and on the Company’s operations, as well as incremental costs associated with managing higher levels of inventory.

For fiscal 2024, the Company expects net sales of approximately $3.23 billion and net income between $117.0 million and $122.0 million, or between $2.40 and $2.50 per diluted share. This compares to net sales of $3.23 billion and a net loss of $(133.1) million, or $(2.79) per share, for fiscal 2023. Fiscal 2023 results include a $291.5 million non-cash goodwill impairment charge, net of tax.

The Company is anticipating non-GAAP net income for fiscal 2024 between $125.0 million and $130.0 million, or between $2.55 and $2.65 per diluted share.

The Company is projecting full-year adjusted EBITDA for fiscal 2024 between $248.0 million and $253.0 million compared to adjusted EBITDA of $266.1 million in fiscal 2023.

For the first quarter of fiscal year 2024, the Company expects net sales of approximately $560.0 million compared to $688.8 million in the same period last year. Net loss for the first quarter of fiscal 2024 is expected to be in the range $(10.0) million and $(5.0) million, or $(0.20) and $(0.10) per share. This compares to net income of $30.6 million, or $0.62 per diluted share, in last year’s first quarter.

The Company is anticipating non-GAAP net loss for first quarter of fiscal 2024 between $(7.0) million and $(2.0) million, or between $(0.15) and $(0.05) per diluted share. This compares to non-GAAP net income of $35.2 million, or $0.72 per diluted share, in last year’s first quarter.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by five global power brands: DKNY, Donna Karan, Karl Lagerfeld, Calvin Klein and Tommy Hilfiger. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Nautica, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin

stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 pandemic, reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, possible adverse effects from elevated inventory levels, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(Unaudited)		(Unaudited)

Net sales	$854,428	$748,155	$3,226,728	$2,766,538
Cost of goods sold	572,883	495,823	2,125,591	1,778,349
Gross profit	281,545	252,332	1,101,137	988,189

Selling, general and administrative expenses	216,800	177,212	833,151	648,015
Depreciation and amortization	7,741	6,460	27,762	27,626
Asset impairments, net of gain on lease terminations	349,474	1,455	349,686	1,455
Operating profit (loss)	(292,470)	67,205	(109,462)	311,093

Other income	3,071	4,856	27,894	9,549
Interest and financing charges, net	(15,797)	(12,734)	(56,602)	(49,666)
Income (loss) before income taxes	(305,196)	59,327	(138,170)	270,976

Income tax expense (benefit)	(43,277)	11,183	(3,788)	70,875
Net income (loss)	$(261,919)	$48,144	$(134,382)	$200,101
Less: Loss attributable to noncontrolling interests	(802)	(286)	(1,321)	(492)
Net income (loss) attributable to G-III Apparel Group, Ltd.	$(261,117)	$48,430	$(133,061)	$200,593

Net income (loss) attributable to G-III Apparel Group, Ltd. per common share:
Basic	$(5.54)	$1.00	$(2.79)	$4.14
Diluted	$(5.54)	$0.98	$(2.79)	$4.05

Weighted average shares outstanding:
Basic	47,120	48,282	47,653	48,426
Diluted	47,120	49,315	47,653	49,516

Selected Balance Sheet Data (in thousands):	At January 31,
	2023	2022
	(Unaudited)

Cash and cash equivalents	$191,652	$465,984
Working capital	1,073,431	1,142,052
Inventories	709,345	512,155
Total assets	2,712,405	2,742,528
Long-term debt	619,358	519,581
Operating lease liabilities	257,891	185,631
Total stockholders' equity	1,385,448	1,519,912

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$(261,117)	$48,430	$(133,061)	$200,593

Excluded from non-GAAP:
Karl Lagerfeld investment gain	3,854	—	(27,071)	—
Asset impairments, net of gain on lease terminations	349,474	1,455	349,686	1,455
Expenses related to Karl Lagerfeld acquisition	254	2,093	13,895	2,093
Non-cash imputed interest	1,787	1,642	6,947	6,385
Bonus foregone due to goodwill impairment and Karl Lagerfeld investment gain	(17,900)	—	(17,900)	—
Income tax impact of non-GAAP adjustments	(56,554)	(1,260)	(53,737)	(2,602)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$19,798	$52,360	$138,759	$207,924

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) asset impairments, net of gain on lease terminations, including the goodwill write-down of $347.2 million, (iii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iv) non-cash imputed interest expense and (v) bonus accrual expense reversed due to the goodwill impairment recognized. For fiscal 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. For fiscal 2022, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(5.54)	$0.98	$(2.79)	$4.05
Adjustment from GAAP diluted shares to Non-GAAP diluted shares (1)	0.12	—	0.06	—

Excluded from non-GAAP:
Karl Lagerfeld investment gain	0.08	—	(0.56)	—
Asset impairments, net of gain on lease terminations	7.26	0.03	7.18	0.03
Expenses related to Karl Lagerfeld acquisition	0.01	0.04	0.29	0.04
Non-cash imputed interest	0.04	0.03	0.14	0.13
Bonus foregone due to goodwill impairment and Karl Lagerfeld investment gain	(0.37)	—	(0.37)	—
Income tax impact of non-GAAP adjustments	(1.19)	(0.02)	(1.10)	(0.05)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.41	$1.06	$2.85	$4.20

Non-GAAP diluted shares (1)	48,155	49,315	48,694	49,516

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for the fourth quarter and fiscal year 2023, diluted shares is the same as basic shares for GAAP. When applying non-GAAP exclusions our results move from a net loss to net income position.

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) asset impairments, including the goodwill write-down of $347.2 million, net of gain on lease terminations, (iii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iv) non-cash imputed interest expense and (v) bonus accrual expense reversed due to the goodwill impairment recognized. For fiscal 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. For fiscal 2022, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted
	Year Ended	Actual Year Ended	Actual Year Ended
	January 31, 2024	January 31, 2023	January 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to G-III Apparel Group, Ltd.	$117,000 - 122,000	$(133,061)	$200,593

Karl Lagerfeld investment gain	—	(27,071)	—
Expenses related to Karl Lagerfeld acquisition	5,593	13,895	2,093
Asset impairments, net of gain on lease terminations	—	349,686	1,455
Bonus foregone due to goodwill impairment and Karl Lagerfeld investment gain	—	(17,900)	—
Depreciation and amortization	27,000	27,762	27,626
Interest and financing charges, net	53,000	56,602	49,666
Income tax expense	45,407	(3,788)	70,875

Adjusted EBITDA, as defined	$248,000 - 253,000	$266,125	$352,308

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, expenses related to the Karl Lagerfeld acquisition, bonus accrual expense reversed due to the goodwill impairment recognized and asset impairments, including the goodwill write-down of $347.2 million, net of gain on lease terminations. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS)

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	April 30, 2023	April 30, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$(10,000) - (5,000)	$30,634	$117,000 - 122,000	$(133,061)

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	—	(27,071)
Asset impairments, net of gain on lease terminations	—	—	—	349,686
Expenses related to Karl Lagerfeld acquisition	1,823	4,179	5,593	13,895
Non-cash imputed interest	1,817	1,671	3,798	6,947
Bonus foregone due to goodwill impairment and Karl Lagerfeld investment gain	—	—	—	(17,900)
Income tax impact of non-GAAP adjustments	(640)	(1,328)	(1,391)	(53,737)

Non-GAAP net income (loss) attributable to G-III Apparel Group, Ltd., as defined	$(7,000) - (2,000)	$35,156	$125,000 - 130,000	$138,759

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) asset impairments, including the goodwill write-down of $347.2 million, net of gain on lease terminations, (iii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iv) non-cash imputed interest expense and (v) bonus accrual expense reversed due to the goodwill impairment recognized. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	April 30, 2023	April 30, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(0.20) - (0.10)	$0.62	$2.40 - 2.50	$(2.79)
Adjustment from GAAP diluted shares to Non-GAAP diluted shares (1)	—	—	—	0.06

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	—	(0.56)
Asset impairments, net of gain on lease terminations	—	—	—	7.18
Expenses related to Karl Lagerfeld acquisition	0.04	0.09	0.11	0.29
Non-cash imputed interest	0.04	0.04	0.08	0.14
Bonus foregone due to goodwill impairment and Karl Lagerfeld investment gain	—	—	—	(0.37)
Income tax impact of non-GAAP adjustments	(0.03)	(0.03)	(0.04)	(1.10)

Non-GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share, as defined	$(0.15) - (0.05)	$0.72	$2.55 - 2.65	$2.85

Non-GAAP diluted shares (1)	49,559	49,108	49,176	48,694

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for the fourth quarter and fiscal year 2023, diluted shares is the same as basic shares for GAAP. When applying non-GAAP exclusions our results move from a net loss to net income position.

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) asset impairments, including the goodwill write-down of $347.2 million, net of gain on lease terminations, (iii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iv) non-cash imputed interest expense and (v) bonus accrual expense reversed due to the goodwill impairment recognized. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com